EXHIBIT 10.1

OPEN END MORTGAGE NOTE

$2,000,000	December 16, 2019

FOR VALUE RECEIVED, NANOVIRICIDES, INC. (the ''Borrower"), a Nevada corporation with a mailing address of 1 Controls Drive, Shelton, CT, 06484 promises to pay to the order of ANIL R. DIWAN, AN INDIVIDUAL having a principal address at __________________________ (the "Lender"), at such office or at such other place as the Lender may designate from time to time in writing, the principal sum of TWO MILLION AND 00/100 ($2,000,000.00) DOLLARS ("Loan") received from the Lender in two tranches of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS each pursuant to the terms of this Open End Mortgage Note ( “Note”) and the Open End Mortgage Deed of even date herewith ("Open End Mortgage") executed by the Borrower.

Capitalized terms used in this Note shall have the meaning and be construed as provided for in the Open End Mortgage unless a different meaning is set forth in this Note or clearly appears from the context of this Note. This Note, the Open End Mortgage, and any other document executed and delivered in connection with the Loan, as the same may be from time to time amended, restated, and extended, are sometimes individually referred to herein as the "Loan Document" and collectively as the "Loan Documents."

1.	Interest Rate.

(a)	Commencing the date of this Note and continuing through December 15, 2020 the principal sum outstanding from time to time hereunder shall bear interest at a fixed annual rate of twelve percent (12%) (the "Interest Rate").

(b)	The annual Interest Rate shall be calculated using a 360-day calendar.

(c)	The foregoing provisions of this Note relating to interest shall at all times be subject to the provisions of Paragraph (11) (the "Default Rate"), below.

(d)	Notwithstanding anything to the contrary contained herein or in any other Loan Document, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. The Lender hereby agrees not to collect knowingly any interest from the Borrower in the form of fees or otherwise which would render the loan usurious. In the event that the Interest Rate would be usurious in the Lender's opinion, the Lender reserves the right to reduce the interest payable by the Borrower. This provision shall survive repayment of this Note.

2.	Payments.

(a)	On the date hereof, the Borrower shall prepay interest on the Principal amount of the Loan payable through the end of the first year at the rate of 12% per annum.

(b)	Upon demand, the Borrower shall escrow with the Lender additional amounts sufficient to pay real estate taxes assessed against the Mortgaged Property (as defined in the Open End Mortgage) (the "Real Estate Taxes") when due.

(c)	At execution of this Note, Borrower shall issue 10,000 fully paid and non-assessable NanoViricides Series “A” Preferred shares to Lender as a mortgage origination fee.

(d)	Commencing on the first day of the second calendar month following the date hereof and continuing on the first day of each calendar month thereafter, the Lender shall withdraw from escrow the installments of interest only on the unpaid principal balance of this note, which sum has been calculated based on the principal amount of the Loan with an interest rate of twelve percent (12%) per annum.

(e)	The unpaid principal balance then outstanding together with all accrued and unpaid interest and charges, if any, shall become due and payable on December 15, 2020 (the "Maturity Date").

(f)	Payments shall be applied first to any unpaid collection costs, late charges and any applicable tax and insurance escrows, then to accrued and unpaid interest, and any remaining amount to principal.

(g)	The LENDER has agreed to make the loan herein described to the BORROWER in installments.

1) First Tranche of up to $1,000,000.00 to be disbursed to the Borrower after closing as follows:

i)	$120,000.00 to be deposited into escrow with the Lender for payment of interest payable under the Open End Mortgage Note. Commencing on the first day of the second calendar month following the date hereof and continuing on the first day of each calendar month thereafter, the Lender shall withdraw from escrow the installments of interest only on the unpaid principal balance of this note, which sum has been calculated based on the principal amount of the Loan with an interest rate of twelve percent (12%) per annum. Notwithstanding the actual date of advancement of funds from the Lender, the date of start of interest calculations shall be the later of December 15, 2019, or the actual date of advancement of the funds.

ii)	The remaining amount of the first tranche shall be disbursed to the Borrower for normal business operations, to be used firstly towards the payment of legal fees incurred by TheraCour Pharma, Inc. in negotiating the VZV/Shingles License Agreement, as required under the VZV License agreement dated November 1, 2019, and then in such amounts and at such times as the borrower requests. Interest will be charged only on such portion of the funds actually drawn from the Lender.

2) Second Tranche of $1,000,000.00 to be disbursed to the borrower on or about January 10, 2020, as follows:

i)	$110,000 00 to be deposited into escrow with the Lender for payment of 11 months of interest payable under the Open End Mortgage Note.

ii)	The remaining balance to be disbursed to the Borrower for normal business operations, to be used firstly towards the payment of two months of advanced billing “deposit”, and the payment of previously deferred amounts as required under the second Extension of Deferral Agreement dated 2019-09-24, and under the VZV License Agreement dated November 1, 2019, both with TheraCour Pharma, Inc., and then in such amounts and at such times as the borrower requests. Interest will be charged only on such portion of the funds actually drawn from the Lender.

3.	Prepayments.

The Borrower may repay the Loan in part or in full prior to the Maturity Date at any time without penalty upon ten (10) days prior written notice to the Lender. In the event of prepayment, the interest amount actually earned shall be the only interest amount charged from the escrowed interest funds. Additional amounts charged to Borrower may include any unpaid collection costs, late charges and any applicable tax and insurance escrows.

4.	Acceleration.

In the event of

(a)	A “Change of Control” of the Borrower, as defined, by reference, in the Certificate of Designation of the Preferred Series A shares of NanoViricides, Inc.; or

(b)	A sale of business or of substantial assets of the Borrower, notwithstanding any such “Change of Control”,

the Maturity Date will be accelerated and the Loan shall become due immediately, including all fees, earned interest, late charges, and other expenses as applicable, and shall be satisfied by the Borrower prior to the execution of such Change of Control or Sale of Business or of Substantial Assets without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Borrower.

5.	Legal Fees and Expenses to be Paid by Borrower.

i)	In the event that there is a lawsuit involving this loan filed against the Lender by any third parties, Borrower shall bear the costs and expenses including legal, administrative and other costs and fees in full as and when incurred, upon demand from the Lender within ten (10) days.

ii)	In the event that any such payment which is due to the Lender, but is not received by the Lender when due, and remains unpaid for ten (10) days after the due date, the Borrower shall pay the Lender on demand a "late charge" computed at the rate of six percent (6%) of the amount not paid to cover the extra expense and inconvenience to the Lender and ensuring payment of such delinquent amount. The Borrower acknowledges that its failure to pay any amount due here under this Paragraph (5) within ten (I0) day period will result in the Lender incurring additional expenses in servicing the bills, the loss of the use of the money due, and the frustration to the Lender in meeting its commitments, that the damages to the Lender in connection with such late payment are extremely difficult and impractical to ascertain, and that six percent (6%) of the amount not paid within such ten (10) day period is a reasonable estimate of the damages incurred by the Lender in connection with any such late payment.

iii)	The provisions of this Paragraph (5) shall survive the termination or satisfaction of this Loan

Note.

6.	Security.

This Note, and the due performance by the Borrower of all of its obligations hereunder, is secured as set forth in the Open End Mortgages, to which reference is hereby made including, but not limited, to the first and paramount mortgage lien in favor of the Lender on the real properties designated as:

1 CONTROLS DRIVE, SHELTON CONNECTICUT and more fully described in EXHIBIT “A” attached hereto and incorporated by reference (the "Real Property"), which together with such other rights, interests, and appurtenances thereto, as described in the Loan Documents, shall be deemed to be the "Mortgaged Property".

7.	Late Charge.

In the event that any payment of principal, applicable real estate tax or insurance escrow, or interest which is due to the Lender, but is not received by the Lender when due, and remains unpaid for ten (10) days after the due date including, without limitation, the Maturity Date or any extension thereof, in addition to and not in limitation of any other rights or remedies which the Lender may have with respect thereto under any of the Loan Documents or with respect to any Collateral, the Borrower shall pay the Lender on demand a "late charge" computed at the rate of six percent (6%) of the amount not paid to cover the extra expense and inconvenience to the Lender and ensuring payment of such delinquent amount. As to the loan with a balloon payment on the Maturity Date, the six (6%) percent late penalty shall not apply to the balloon portion of the payment; but simply to the portion representing the regularly scheduled payment. The Borrower acknowledges that its failure to pay any amount due here under within such ten (I0) day period will result in the Lender incurring additional expenses in servicing the Loan, the loss of the use of the money due, and the frustration to the Lender in meeting its loan commitments, that the damages to the Lender in connection with such late payment are extremely difficult and impractical to ascertain, and that six percent (6%) of the amount not paid within such ten (10) day period is a reasonable estimate of the damages incurred by the Lender in connection with any such late payment. The amount of any such "late charge" not paid promptly following demand thereof shall be deemed outstanding principal and payable pursuant to this note and secured by the Collateral.

8.	Events of Default.

In addition to any other event referred to herein, the occurrence of which, by the terms hereof, constitutes an Event of Default hereunder, the occurrence of any one or more of the following events shall, at the Lender's option, constitute an Event of Default hereunder;

a)	The Borrower shall fail to make (and the Lender does not receive) any payment due to the Lender under this Note or under any of the other Loan Documents within ten (10) days after the same is due and payable, whether at maturity or by acceleration or otherwise;

b)	Except as otherwise provided for in this Note, the Borrower shall fail to observe or perform any of the covenants or agreements on part to be observed or performed under this Note or under any of the other Loan Documents within thirty (30) days after written notice from the Lender of such noncompliance, except in the event of the lapse of insurance coverage as required by the Loan Documents in which event the thirty (30) day period is reduced to five (5) days;

c)	Any representation or warranty of the Borrower under this Note or under any of the other Loan Documents shall be untrue in any material respect when made; or

d)	Any Event of Default shall occur under the provisions of any of the other Loan Documents.

e)	Insolvency or Bankruptcy filing by the Borrower.

9.	Remedies.

Upon the occurrence of any Event of Default, the entire unpaid Principal Sum hereunder plus all interest accrued thereon plus all other sums due and payable to the Lender under the Loan Documents shall become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Borrower.

In addition to the foregoing, upon the occurrence of any Event of Default the Lender may forthwith exercise singly, concurrently, successively, or otherwise any and all rights and remedies available to the Lender under any of the Loan Documents or with respect to any Collateral, or available to the Lender by law, equity, statute or otherwise including, without limitation, the right to set off any sums a) deposited by the Borrower with the Lender against the amounts due hereunder or b) posted by the Borrower or its Affiliates with the Lender as collateral for this or any other loan made by the Lender or its Affiliates to the Borrower or its Affiliates.

As to the Borrower, the term "Affiliates" shall mean the Borrower and Guarantors and any other entity in which they maintain an interest. As to the Lender, the term "Affiliates" shall mean the Lender or any of its related entities.

Cross Collateral/Cross Default: Any collateral posted by the Borrower, the Guarantors and/or their Affiliates in favor of the Lender and/or its Affiliates to secure this or any other loan shall be deemed to be additional collateral securing this Loan and vice versa and shall be subject to the remedies available to the Lender and/or its Affiliates in the event of any default by the Borrower, the Guarantors and/or their Affiliates under any loan made to them by the Lender and/or its Affiliates. A default under any loan made by the Lender and/or its Affiliates to the Borrower, Guarantors and/or their Affiliates shall constitute an Event of Default as to all loans made by the Lender and/or its Affiliates to the Borrower, Guarantors and/or their Affiliates.

JURY TRIAL WAIVER. THE BORROWER AND THE LENDER HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER AND THE LENDER OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OUT OF, OR IN ANY WAY CONNECTED WITH THE NOTE. IT IS INTENDED THAT THE WAIVER OF JURY TRIAL SHALL APPLY TO ANY AND ALL CLAIMS, DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

10.	Remedies Cumulative, Etc.

(a)	No right or remedy conferred upon or reserved to the Lender under any of the Loan Documents, or with respect to any Collateral, or now or hereafter existing at law or in equity, by statute, or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of the Lender shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore each such right or remedy of the Lender shall be separate, distinct, and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of the Borrower thereunder.

(b)	The recovery of any judgment by the Lender and/or the levy of execution under any judgment upon any Collateral shall not affect in any manner or to any extent the lien of any security interest in such Collateral, or any rights, remedies, or powers of the Lender under any of the Loan Documents or with respect to any Collateral, but such liens and such security interest, and such rights, remedies and power of the Lender shall continue unimpaired as before. Further, the exercise by the Lender of its rights and remedies and the entry of any judgment by the Lender shall not affect in any way the interest rate payable hereunder or under any of the other Loan Documents on any amounts due to the Lender but interest shall continue to accrue on such amounts at the Default Rate, provided for in Paragraph (11), below.

(c)	Except as to notices that are specifically provided for herein or in any of the other Loan Documents, the Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under the Loan Documents. To the extent permitted by law, the Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

(d)	The Borrower agrees that the Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and the Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by the Lender and other signatory parties and that the Lender may resort to any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange, pledge, or release of all or any portion of any Collateral, for such consideration, or none, as it may require, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by the Lender pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of the Lender, or of any Event of Default, or of any liability or obligation of the Borrower, under any of the Loan Documents.

(e)	The Borrower agrees that any action or proceeding against it to enforce this Note may be commenced only in state court in the State of Connecticut and the Borrower hereby waives any objections which the Borrower may have now or hereafter have based on venue and/or forum non-convenes of any such suit, action, or proceeding, and the Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action, or proceeding.

11.	Default Rate.

Upon an Event of Default or after the Maturity Date, whether or not the Lender has elected to accelerate the indebtedness evidenced by this Note, the Loan shall bear interest, payable on demand, at a rate of twenty percent (20%), per annum, {the "Default Rate"), but in no event more than the highest rate permitted by the applicable usury law in respect of the Borrower, until the unpaid balance of the Principal Sum, interest and any charges shall have been paid in full. Borrower acknowledges that:

(a)	the Default Rate is a material inducement to the Lender to make the Loan;

(b)	the Lender would not have made the Loan in the absence of the agreement of Borrower to pay the Default Rate;

(c)	the Default Rate represents compensation for increased risk to the Lender that the Loan will not be repaid; and

(d)	the Default Rate is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan, and (ii) compensation to the Lender for losses that arc difficult to ascertain.

12.	Costs and Expenses.

Following the occurrence of any Event of Default, the Borrower shall pay to the Lender, upon demand, all reasonable costs and expenses (including all reasonable amounts paid to attorneys, accountants, real estate brokers, and other advisors employed by the Lender), incurred by the Lender in the exercise of any of its rights, remedies, or powers under any of the Loan Documents as a secured or unsecured creditor, as the case may be, of the Borrower, any general partner of the Borrower, or any Guarantor, or with respect to the Collateral with respect to such Event of Default, and any amount thereof not paid promptly following demand thereof shall be added to the principal sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full, and shall be secured by the Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, the Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed under the Loan Document, as well as all costs, disbursements and allowances provided by law, the payment of which sums shall be secured by the Collateral. Nothing in this Paragraph (12) shall limit the obligation of the Borrower to pay any and all costs and expenses for which the Borrower is otherwise liable wider any of the Loan Documents.

13.	Severability.

In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

14.	Successors and Assigns.

This Note inures to the benefit of the Lender and binds the Borrower, and the parties' respective successors and assigns, and the words "the Lender" and "the Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.	Notices.

All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

The Lender:	ANIL R. DIWAN

With a copy to:	MEETA R. VYAS

The Borrower:	NANOVIRICIDES, INC.
1 Controls Drive
Shelton, CT 06484

With a copy to:	PETER CAMPITIELLO, ESQ.
MCCARTER& ENGLISH, LLP
Two Tower Center Boulevard, 24th Floor
East Brunswick, NJ 08816

Such notice shall be deemed to be given when received if delivered personally, or two (2) days after the date mailed if sent by certified or registered mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above.

Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

16.	Definitions; Number and Gender.

In the event the Borrower consists of more than one individual or entity, the obligations and liabilities hereunder of each of them shall be joint and several and the word "the Borrower" shall mean all or some or any of them. For purposes of this Note, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require. The references herein to the Loan Documents or any one of them shall include any supplements to or any amendments of or restatements of such Loan Documents or any one of them.

17.	Incorporation by Reference.

All of the terms and provisions of the Loan Documents, to the extent not inconsistent herewith, are hereby incorporated herein by reference.

18.	Captions.

The captions or headings of the paragraphs in the Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

19.	Use of Proceeds.

The proceeds of the Note are to be used for normal business purposes of the Borrower, and no portion thereof will be used for any personal, family, or household use, or investment purposes.

20.	Governing Law.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to principles applicable to conflicts of laws.

21.	Interpretation.

Parties acknowledge that they have had access to counsel in the construction of this Note and the Loan Documents and that no rule of construction shall apply in interpretation to the disadvantage of a party.

(Signature Page to Follow)

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has executed the Note the day and year first above written.

WITNESS:	NANOVIRICIDES, INC.

NAME:	BY:
Duly Authorized.

STATE OF CONNECTICUT	)
) ss. Shelton

COUNTY OF FAIRFIELD               )

On this the ____ day of December, 2019 before me, ___________________ the undersigned officer, personally appeared ___________________, who acknowledged that he is the____________, and, he as such member, being duly authorized, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such officer, and further acknowledges same to be his and its free Act and Deed.

In witness whereof I hereunto set my hand.

Commissioner of the Superior Court
/Notary Public